Exhibit 99.1

Karat Packaging Inc. Announces Pricing of $63.2 Million Initial Public Offering

CHINO, Calif., April 14, 2021 – Karat Packaging Inc. (“Karat Packaging” or the “Company”), a specialty distributor and manufacturer of environmentally-friendly disposable foodservice products and related items, today announced the pricing of its initial public offering of 3,950,000 shares of its common stock at a price to the public of $16.00 per share. The Company has also granted the underwriters a 30-day option to purchase up to an additional 592,500 shares of common stock, on the same terms and conditions, to cover over-allotments, if any.

The common stock is expected to begin trading on the Nasdaq Global Select Market under the symbol “KRT” on April 15, 2021. The offering is expected to close on or about April 19, 2021, subject to the satisfaction of customary closing conditions.

Karat Packaging intends to use the net proceeds from the offering for the repayment of approximately $30 million of existing indebtedness, as well as other general corporate purposes, including possible facility expansions and acquisitions.

Stifel, William Blair and Truist Securities were lead bookrunning managers for the offering. National Securities Corporation and D.A. Davidson & Co. were co-managers.

A registration statement relating to the securities of this offering has been filed with the Securities and Exchange Commission (the “SEC”) on Form S-1 (Reg. No. 333-253270) and was declared effective by the SEC on April 14, 2021. This registration statement SEC can be obtained by visiting EDGAR on the SEC website at www.sec.gov.

The offering of these securities is being made only by means of a prospectus. Copies of the prospectus relating to this offering may be obtained from: Stifel, Nicolaus & Company, Incorporated, One South Street, 15th Floor, Baltimore, MD 21202, Attention: Syndicate Department, Email: Syndprospectus@stifel.com; William Blair & Company, LLC, 150 North Riverside Plaza, Chicago, IL 60606, Attention: Prospectus Department, Phone: (800) 621-0687, Email: prospectus@williamblair.com; or Truist Securities, Inc., 3333 Peachtree Road NE, 9th floor, Atlanta, Georgia 30326, Attention: Prospectus Department, Email: TruistSecurities.prospectus@Truist.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Karat Packaging Inc.

Karat Packaging Inc. is a specialty distributor and manufacturer of a wide range of environmentally friendly, disposable foodservice products and related items, primarily used by national and regional restaurants and in foodservice settings throughout the United States. Its products include food and take-out containers, bags, tableware, cups, lids, cutlery, straws, specialty beverage ingredients, equipment, gloves and other products. The Company’s eco-friendly Karat Earth® line offers quality, sustainably focused products that are made from renewable resources. Karat Packaging also offers customized solutions, including new product development and design, printing, and logistics services.

Cautionary Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including information about the public offering and the intended use of proceeds from the offering. No assurance can be given that the proceeds will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement for the initial public offering filed with the SEC. Copies are available on the SEC’s website at www.sec.gov. Karat Packaging undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

# # #

Investor Relations and Media Contact:

PondelWilkinson Inc.

Judy Lin Sfetcu or Roger Pondel

310-279-5980

karat@pondel.com